EXECUTION VERSION
THIRD AMENDMENT
This THIRD AMENDMENT (this “Agreement”), dated as of April 25 2019, is made by and among LPL Holdings, Inc., a Massachusetts corporation (the “Borrower”), LPL Financial Holdings Inc., a Delaware corporation (“Holdings”), each subsidiary of the Borrower listed on the signature pages hereto (the “Subsidiary Guarantors”; the Subsidiary Guarantors, together with Holdings, the “Guarantors”; and the Guarantors, together with the Borrower, the “Credit Parties”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for the Lenders (as defined below) under the Amended Credit Agreement (as defined below) (the “Administrative Agent”), and the Lenders party hereto.
PRELIMINARY STATEMENTS:
(1)Credit Agreement. The Borrower, Holdings, the Administrative Agent, the arrangers and other agents party thereto, JPMorgan, Goldman Sachs Bank USA, and Morgan Stanley Bank, N.A. (“MSB”), as swingline lenders, JPMorgan, MSB and Bank of America, N.A., as letter of credit issuers, and the banks and other financial institutions from time to time party thereto as lenders (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of March 10, 2017 (as amended by that certain Amendment Agreement, dated as of June 20, 2017, that certain Second Amendment, dated as of September 21, 2017, and as otherwise amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Credit Agreement”, and as further amended by this Agreement, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Amended Credit Agreement;

(2)Amendments. The Borrower desires to effect the Amendments (as defined below) as hereinafter set forth;

(3)The Borrower, the other Credit Parties, and the Lenders party hereto (which Lenders constitute the Required Lenders) have agreed, subject to the terms and conditions set forth below, to amend the Credit Agreement as hereinafter set forth in accordance with Section 13.1 of the Credit Agreement.

SECTION 1.Amendments. Pursuant to Section 13.1 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, effective on and as of the Third Amendment Effective Date, each of the parties hereto hereby agrees as follows:

(a)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (a)(i) of the definition of “Consolidated EBITDA” as follows:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income from Cash Equivalents and gains on such Hedging Obligations or such derivative instruments, bank and letter of credit fees, amortization of deferred financing fees or costs and costs

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of surety bonds in connection with financing activities (but excluding interest expense in respect of Indebtedness outstanding under any Margin Lines of Credit),
(b)     Section 1.1 of the Credit Agreement is hereby amended by including the following definition in the appropriate alphabetical order:
“Liquidity Lines of Credit” shall mean any lines of credit established and used by LPL Financial, LLC and any other Broker-Dealer Regulated Subsidiary for operational liquidity purposes in the ordinary course of the “broker-dealer” business of such Broker-Dealer Regulated Subsidiary (and in any event excluding any lines of credit (and commitments thereunder and proceeds thereof) used as regulatory capital for computation of Net Capital (as defined in SEC Rule 15c3-1)).

(c)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Margin Lines of Credit” as follows:
“Margin Lines of Credit” shall mean any lines of credit established and used by the Borrower and its Subsidiaries consistent with ordinary course practice to fund or support loans and advances (including Margin Loans) to customers of the Borrower or any of its Subsidiaries, including customers of financial advisors, made in accordance with Applicable Law and the applicable rules and guidance promulgated by the Board and the U.S. Financial Industry Regulatory Authority (FINRA) with respect to extensions of credit by the Broker-Dealer Regulated Subsidiaries , and any replacement lines established on substantially similar terms and conditions.
(d) Section 10.1(q) of the Credit Agreement is hereby amended and restated as follows:
(q)     (i) Indebtedness in respect of Margin Lines of Credit, (ii) Indebtedness in respect of Liquidity Lines of Credit and (iii) Indebtedness arising in connection with securities lending arrangements entered into in the ordinary course of business;

(e)    Section 10.5(y) of the Credit Agreement is hereby amended by deleting the text “2.5:1.0” and replacing it with the text “2.75:1.00”; and

(f)    Section 10.6(i) of the Credit Agreement is hereby amended by deleting the text “2.0:1.0” and replacing it with the text “2.75:1.00”.

SECTION 2.Conditions to Effectiveness. This Agreement shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied (the “Third Amendment Effective Date”):
(a)the Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered by, or on behalf of, (A) the Borrower, (B) Holdings, (C) each Subsidiary Guarantor, and (D) the Required Lenders;

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(b)payment by the Borrower to each Lender that delivers an executed copy of a counterpart to this Agreement on or before 5 p.m., New York City time, on April 22, 2019, an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the sum of (i) the outstanding principal amount of such Lender’s Term Loans and (ii) such Lender’s Revolving Credit Commitments, in each case as of the Third Amendment Effective Date;

(c)the representations and warranties contained (i) in Section 3 of this Agreement, and (ii) in Section 8 of the Credit Agreement and in the other Credit Documents, shall, in each case, be true and correct in all material respects, on and as of the Third Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Third Amendment Effective Date or on such earlier date, as the case may be (after giving effect to such qualification); and

(d)no Default or Event of Default exists immediately before or immediately after giving effect to this Agreement.

SECTION 3.Representations and Warranties. Each of the Credit Parties hereby represents and warrants, on and as of the Third Amendment Effective Date, to the Administrative Agent and the Lenders, that:

(a)The representations and warranties set forth in the Amended Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date, in each case except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Effective Date, or on such earlier date, as the case may be (after giving effect to such qualification).

(b)It has the corporate or other organizational power to execute, deliver and perform this Agreement, and it has taken all necessary corporate or other organizational action required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(c)At the time of and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

SECTION 4.Reference to and Effect on the Credit Agreement; Confirmation of Guarantors.

(a)On and after the effectiveness of this Agreement, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

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(b)Each Credit Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Credit Documents (including the Security Agreement and the other Security Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations, including under the Credit Documents, as amended by, and after giving effect to, this Agreement, in each case subject to the terms thereof.

(c)Each Credit Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Credit Documents (including, without limitation, the grant of security made by such Credit Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations, including under the Credit Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the Tranche B Term Loan Facility and Revolving Credit Facility made pursuant hereto, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to its respective Guarantee.

(d)The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, or constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

SECTION 5.Costs, Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable and documented fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 13.5 of the Credit Agreement.

SECTION 6.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.Governing Law. THIS AGREEMENT AND THE RIGHTS AND

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OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date and year first written above.

LPL HOLDINGS, INC.,
as Borrower

By:____/s/ Matthew Audette______________________
Name: Matthew Audette
Title: Chief Financial Officer

LPL FINANCIAL HOLDINGS INC.,
as Holdings

By:____/s/ Matthew Audette_____________________________
Name: Matthew Audette
Title: Chief Financial Officer

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INDEPENDENT ADVISERS GROUP CORPORATION,
LPL INDEPENDENT ADVISOR SERVICES GROUP LLC and
LPL INSURANCE ASSOCIATES, INC.,
each as a Subsidiary Guarantor

By:___/s/ Christopher M. Mitchell________________________
Name: Christopher M. Mitchell
Title: Assistant Treasurer

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:    /s/ Courtney Furillo
Name: Courtney Furillo
Title: Vice President

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[Lender signature pages on file with Administrative Agent]

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